As filed with the Securities and Exchange Commission on October 5, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CLEMENTIA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Canada	98-1128564

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Clementia Pharmaceuticals Inc.
4150 Sainte-Catherine Street West, Suite 550
Montreal, Quebec, Canada H3Z 2Y5
(514) 940-3600

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin T. Collins
Martin C. Glass
Jenner & Block LLP
919 Third Avenue
New York, NY 10022
(212) 891-1600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per common share(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common shares, no par value
Total	$200,000,000		$200,000,000	$24,240

(1)	There are being registered under this registration statement such indeterminate number of common shares of the registrant as shall have a proposed maximum aggregate offering price of $200,000,000. The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, such additional number of common shares of the registrant that may become issuable as a result of any stock split, dividend or similar event. The proposed maximum aggregate offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this registration statement.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2018.

PROSPECTUS

US$200,000,000

Common Shares

Clementia Pharmaceuticals Inc. may offer and sell from time to time up to an aggregate of US$200,000,000 of common shares. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding common shares are listed for trading on The NASDAQ Global Select Market under the symbol “CMTA.” On October 4, 2018, the closing price of our common shares on The NASDAQ Global Select Market was US$10.49 per share.

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, or the SEC, as explained under the heading “Risk Factors” on page 6 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is                          , 2018.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of US$200,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus to “the Company”, “Clementia”, “we”, “us”, or “our” refer to Clementia Pharmaceuticals Inc. and the subsidiary through which it conducts its business unless otherwise indicated.

“Clementia” and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Clementia Pharmaceuticals Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

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Unless otherwise indicated, all references to “dollars” or the use of the symbol “$” are to U.S. dollars, the Company’s functional currency, and all references to “Canadian dollars” or “C$” are to Canadian dollars. Unless otherwise specified, all financial information has been prepared in accordance with International Financial Reporting Standards (or IFRS) as issued by the International Accounting Standards Board (or IASB).

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and we file reports and other information with the SEC. You may read and copy any of our reports and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.clementiapharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed on February 28, 2018;

•	the description of our common shares set forth in our registration statement on Form F-1/A (File No. 333-219066) filed with the SEC on July 20, 2017 and declared effective on August 1, 2017 and our Form 8-A filed with the SEC on August 1, 2017, including any amendment or report filed for the purpose of updating that description; and

•	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on January 31, 2018, February 28, 2018, March 23, 2018, April 20, 2018, May 2, 2018 (three reports relating to Annual Report and Letter to Shareholders, Notification of Annual Meeting of Shareholders and Management Proxy Circular and Form of Proxy - Annual General Meeting of Shareholders), May 9, 2018 (two reports relating to Management’s Discussion and Analysis of Financial Condition and Results of Operations and Interim Condensed Consolidated Financial Statements and press release with respect to First Quarter 2018 Operating Results and Pipeline Updates), May 23, 2018, May 31, 2018 (one report relating to Report of Voting Results), July 5, 2018, July 13, 2018, August 9, 2018 (two reports relating to Management’s Discussion and Analysis of Financial Condition and Results of Operations and Interim Condensed Consolidated Financial Statements and press release with respect to Second Quarter 2018 Operating Results and Pipeline Updates), August 16, 2018, September 26, 2018 and October 2, 2018.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, Clementia Pharmaceuticals Inc., 4150 Sainte-Catherine Street West, Suite 550, Montreal, Quebec, Canada H3Z 2Y5, Attention: Investor Relations, telephone (514) 940-1080 or via email at investors@clementiapharma.com. Copies are also available on our website at www.clementiapharma.com.

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SUMMARY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Our Company

We are a clinical-stage biopharmaceutical company innovating treatments for people with ultra-rare bone disorders and other diseases. Our lead product candidate, palovarotene, is an oral small molecule that binds and activates retinoic acid receptor gamma (an RARγ agonist) and has shown potent activity in preventing abnormal new bone formation as well as scar tissue formation (or fibrosis) in a variety of tissues. We are developing palovarotene for the treatment of Fibrodysplasia Ossificans Progressiva (FOP) and Multiple Osteochondromas (MO), as well as other diseases. We completed enrollment in our registration trial in FOP in August 2018 and we enrolled the first patient in our Phase 2 clinical trial in MO in April 2018, with interim data read-outs for both studies planned in 2019 and 2020, respectively. We believe that, if approved in FOP or MO, palovarotene could become the standard of care in either or both of these indications.

FOP is an ultra-rare, chronic and severely disabling disease of abnormal bone formation, or heterotopic ossification (HO). A 2011 Nature Medicine paper showed that palovarotene potently inhibited HO in animal models of FOP. As a result, we exclusively in-licensed palovarotene from Roche to form the basis of Clementia, and we have also secured additional IP related to palovarotene. FOP is characterized by painful, recurrent episodes of soft tissue swelling (flare-ups) that result in bone formation in areas of the body where bone is not normally present, such as muscles, tendons and ligaments. Recurrent flare-ups and new bone formation progressively restrict movement by locking joints, leading to cumulative loss of function, disability and early death. FOP is caused by a mutation of the bone morphogenetic protein (BMP) Type I receptor or ACVR1 (also known as ALK2) that leads to excess BMP signaling and new bone formation. We estimate that the prevalence of FOP is approximately 1.3 individuals per million lives, or approximately 9,000 globally. As of October 2016, there were known to be 800 diagnosed FOP patients worldwide. There are currently no approved medical treatment options to prevent the formation of heterotopic bone in FOP. We expect to report results for this trial in 2020 with planned interim read-outs in 2019 and 2020.

MO, also called multiple hereditary exostoses, is an ultra-rare genetic disease of new bone formation in children which, like FOP, is mediated by excess BMP signaling. Patients with MO develop multiple benign bone tumors, also known as osteochondromas (OCs) or exostoses, on bones. We estimate that MO affects approximately 20 individuals per million lives, or approximately 150,000 globally, which is approximately 15 times greater than that of FOP. Patients suffer from substantial morbidities that worsen over time until they reach skeletal maturity. We have generated pre-clinical data demonstrating that palovarotene inhibits the number of OCs by approximately 80% in an animal model of MO as compared to vehicle-treated animals. Based on our knowledge of the safety and tolerability profile of palovarotene and our pre-clinical animal model data, we initiated a global, placebo-controlled Phase 2 study (the MO-Ped Trial) of palovarotene in MO. We expect to report results for this trial in 2021 with a planned interim read-out in 2020.

We also believe that RARγ agonists have great potential as inhibitors of BMP signaling in other indications. Palovarotene has been shown to exert multiple effects in various tissues including in ocular tissues, where RARγ agonists generally demonstrate anti-fibrotic properties. Pre-clinical proof-of-concept studies in dry eye disease that we conducted show that an eye drop formulation of palovarotene can potently increase tear production and decrease corneal damage, leading to the enrollment of the first patient in our Phase 1 clinical trial in October 2018. We are also focused on developing our RARγ agonist platform beyond palovarotene. As part of this development process, we are currently in the process of characterizing second generation RARγ agonists that we have in-licensed from Galderma.

In July 2014, the FDA granted Orphan Drug Designation for palovarotene as a treatment for FOP, and in November 2014, we were granted orphan drug status in the EU. Orphan Drug Designation by the FDA allows for seven years of market exclusivity in the U.S. upon approval of the drug for the indication for which it was designated except in certain limited circumstances. In Europe, marketing authorization for an orphan drug generally leads to a ten-year period of market exclusivity. In November 2014, we received Fast Track Designation from the FDA, which allows for more frequent interactions with the FDA during the drug development and review process. Also, in July 2017, the FDA granted Breakthrough Therapy Designation to palovarotene for the prevention of HO in patients with FOP, which allows for intensive guidance on efficient drug development, organizational commitment involving senior management, and rolling review of our application. In November 2017, the FDA granted Orphan Drug Designation for palovarotene as a treatment for MO, and in May 2018, the EMA granted Orphan Drug Designation for palovarotene for the treatment of MO.

Corporate Information

Clementia Pharmaceuticals Inc. was incorporated under the Canada Business Corporations Act (CBCA) on November 5, 2010. The principal executive offices of Clementia Pharmaceuticals Inc. are currently located at 4150 Sainte-Catherine Street West, Suite 550, Montreal, Quebec, Canada H3Z 2Y5. Our telephone number is (514) 940-3600.

Clementia Pharmaceuticals Inc. has a wholly-owned subsidiary, Clementia Pharmaceuticals USA Inc., which was incorporated in the state of Delaware, with a registered office located at 275 Grove Street, Suite 2-400, Newton, Massachusetts, USA.

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RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered speculative. An investment in our securities should only be undertaken by those persons who can afford the total loss of their investment. You should carefully consider the risks and uncertainties described under “Item 3D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and under “Risk Factors” in our registration statement on Form F-1/A (File No. 333-219066) filed with the SEC on July 20, 2017 and declared effective on August 1, 2017, which sections are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities. Additional risks and uncertainties not presently known to us or that we believe to be immaterial may also adversely affect our business. If any of these risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected and you could lose all or a part of the value of your investment.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains information that may be forward-looking statements within the meaning of applicable securities laws. Forward-looking statements can be identified by the use of terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “predict,” “potential,” “continue” or other similar expressions concerning matters that are not statements about the present or historical facts. Forward-looking statements in this prospectus, including any documents incorporated by reference herein, include, among other things, or statements about:

•	our ability to achieve profitability in the future;

•	our projected financial position and estimated cash burn rate;

•	our expectations about the timing of achieving milestones and the cost of our development programs;

•	our observations and expectations regarding the efficacy of palovarotene and the potential benefits to patients;

•	our requirements for, and the ability to obtain, future funding on favorable terms or at all;

•	our projections regarding the timely and successful completion of studies and trials and availability of results from such studies and trials;

•	our expectations about palovarotene’s safety and efficacy;

•	our expectations regarding our ability to arrange for the manufacturing of our products and technologies;

•	our expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;

•	our plans to market, sell and distribute our products and technologies;

•	our expectations regarding the acceptance of our products and technologies by the market;

•	our ability to retain and access appropriate staff, management, and expert advisers;

•	our expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by us or to us in respect of such arrangements; and

•	our strategy with respect to the protection of our intellectual property.
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All forward-looking statements reflect our belief and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Factors which could cause future outcomes to differ materially from those set forth in the forward-looking statements include, but are not limited to:

•	our ability to generate revenue and become profitable;

•	the ability to obtain, on satisfactory terms or at all, the financing required to support operations, development, clinical trials, and commercialization of products;

•	the risks related to our heavy reliance on palovarotene, our only current product candidate;

•	the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;

•	the risks associated with the development of palovarotene and any future product candidate, including the demonstration of efficacy and safety;

•	the risks related to clinical trials including the risk of negative results, potential delays, cost overruns and potential adverse events or unacceptable side effects;

•	the risks of reliance on third-parties for the planning, conduct and monitoring of clinical trials and for the manufacture of clinical drug supplies and drug product;

•	potential changes in regulatory requirements, and delays or negative outcomes from the regulatory approval process;

•	our ability to successfully compete in our targeted markets, including the risk that competing therapies could emerge;

•	the risks related to healthcare reimbursement policies and potential healthcare reform;

•	our heavy dependence on licensed intellectual property, including our ability to source and maintain licenses from third-party owners;

•	our ability to adequately protect proprietary information, trade secrets, and technology from competitors;
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•	the risk of patent or other intellectual property related litigation;

•	risks related to changes in patent laws and their interpretations;

•	risks relating to our ability to manage the expansion of the size and scope of our Company, including risks associated with international operations;

•	the potential for product liability claims; and

•	our ability to attract, retain and motivate key personnel.

Although the forward-looking statements contained in this prospectus are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this prospectus and should not be relied upon as representing our estimates as of any subsequent date. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by securities legislation.

All of the forward-looking statements in this prospectus and in the documents incorporated by reference are qualified by this cautionary statement. There can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the consequences or effects on our business, financial condition or results of operations that we anticipate. As a result, you should not place undue reliance on the forward-looking statements. Except as required by applicable law, we do not undertake to update or amend any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are made as of the date of this prospectus. Forward-looking statements made in a document incorporated by reference into this prospectus are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus.

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EXCHANGE RATE INFORMATION

The following table sets forth, for the periods indicated, the high, low, average and end of period noon rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

	Nine-Month Period Ended September 30,	Year Ended December 31,
	2018	2017	2016	2015	2014

Highest noon rate during the period	$1.3310	$1.3743	$1.4589	$1.3990	$1.1643
Lowest noon rate during the period	$1.2288	$1.2128	$1.2544	$1.1728	$1.0614
Average noon spot rate for the period	$1.2876	$1.2986	$1.3248	$1.2787	$1.1045
Noon rate at the end of the period	$1.2945	$1.2545	$1.3427	$1.3840	$1.1601

On October 4, 2018, the Bank of Canada indicative rate of exchange was $1.00 = C$1.29.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal reasons for this offering are to increase our capitalization and financial flexibility.

Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

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MARKET FOR OUR COMMON SHARES

Our common shares are currently listed and traded on the NASDAQ Global Select Market under the symbol “CMTA.” Our shares began trading on August 2, 2017. The following table indicates, for the relevant periods, the high and low closing sale prices of our common shares as reported by the NASDAQ Global Select Market.

	Low	High	Volume

Period from August 2, 2017 through September 30, 2017	$15.65	$17.71	10,730,136
Quarter ended December 31, 2017	$15.80	$20.02	4,420,800
Quarter ended March 31, 2018	$11.90	$19.02	4,654,100
Quarter ended June 30, 2018	$13.16	$19.47	4,432,112
Quarter ended September 30, 2018	$8.46	$12.60	6,030,900
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DESCRIPTION OF SHARE CAPITAL

General

The following is a description of the material terms of our common and preferred shares as set forth in our articles of incorporation, as amended, and as further amended in connection with our IPO, and certain related sections of the CBCA. For more detailed information, please see our articles of incorporation and amendments thereto, which were included as Exhibit 3.1 to our Registration Statement on Form F-1/A (File No. 333-219066) filed with the SEC on July 20, 2017 and incorporated by reference herein.

Immediately prior to the completion of our IPO, we had 2,450,360 common shares outstanding, which were held by 12 shareholders of record, 13,409,796 Class A preferred shares outstanding, which were held by six shareholders of record, 5,825,018 Class B preferred shares outstanding, which were held by 16 shareholders of record and 841,410 Class C preferred shares outstanding, which were held by one shareholder of record. Immediately prior to the completion of our IPO, each of our outstanding preferred shares were converted into common shares. Both our common and preferred shares have no par value.

In the last three years, we have amended and restated our articles of incorporation four times to create new classes of shares (in June 2015 to create our Class B preferred shares, and in March 2017 to create our Class C preferred shares) to reflect our 11.99-for-1 stock split, which was effected in July 2017, as well as to reflect the capital described below (in August 2017).

As of September 30, 2018, we have issued an aggregate of 2,696,474 stock options common shares under our stock option plans; issued and sold 271,178 common shares to our directors, officers and employees under our equity compensation plans; issued 5,405,068 Class A preferred shares in connection with our Class A financing; issued 5,825,018 Class B preferred shares in connection with our Class B financing; issued 841,410 Class C preferred shares in connection with our Class C financing; and issued 9,191,000 common shares pursuant to our IPO.

Our authorized share capital currently consists of an unlimited number of common shares, no par value per share, of which 31,717,584 are issued and outstanding and an unlimited number of preferred shares, issuable in series, no par value per share, none of which are issued and outstanding.

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Common Shares

Under our amended and restated articles of incorporation, the holders of our common shares are entitled to one vote for each share held at any meeting of the shareholders. Subject to the prior rights of any holders of preferred shares, the holders of our common shares are entitled to receive dividends as and when declared by our board of directors. See “Dividend Policy” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017. Subject to the prior payment to any holders of preferred shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our common shares are entitled to share pro rata in the distribution of the balance of our assets. Holders of common shares have no pre-emptive, redemption, conversion rights or other rights. The rights, preferences and privileges of the holders of common shares are subject to and may be adversely affected by, the rights of the holders of any series of preferred shares that we may designate in the future.

Preferred Shares

Under our amended and restated articles of incorporation, we are authorized to issue, without shareholder approval, an unlimited number of preferred shares, issuable in one or more series, and, subject to the provisions of the CBCA, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as our board of directors may determine, and such rights and privileges, including dividend and voting rights, may be superior to those of the common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common shares and the voting and other rights of the holders of common shares. We have no current plans to issue any preferred shares.

Options

During the year ended December 31, 2017, we granted 27,990 stock options under our 2017 Omnibus Plan (a copy of which is included as Exhibit 10.9 to our Registration Statement on Form F-1/A (file no. 333-219066) filed with the SEC on July 20, 2017 and hereby incorporated by reference herein) and 643,264 stock options under our 2013 Stock Option Plan (a copy of which is included as Exhibit 10.8 to our Registration Statement on Form F-1/A (file no. 333-219066) filed with the SEC on July 20, 2017 and hereby incorporated by reference herein).

During the six-month period ended June 30, 2018, we granted 1,406,480 stock options under our 2017 Omnibus Plan. Since June 30, 2018, we have granted 283,980 stock options under our 2017 Omnibus Plan and 110,000 stock options have been forfeited.

As of September 30, 2018, we have granted to employees, officers, directors and consultants 3,237,204 options to purchase our common shares under our 2013 Stock Option Plan, of which 2,913,582 are outstanding. As of our IPO, all stock options are being granted under our 2017 Omnibus Plan. As of September 30, 2018, we have granted to employees, officers, directors and consultants 1,718,450 options to purchase common shares under our 2017 Omnibus Plan, of which 1,594,350 are outstanding.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell securities to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of securities, the public offering price or prices of the securities and the proceeds from the sale of the securities.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the NASDAQ Global Select Market or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which securities other than our common shares are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in securities of any series or issue will develop or as to the liquidity of any such market, whether or not such securities are listed on a securities exchange

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

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CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain United States federal income tax consequences of the acquisition, ownership and disposition of securities offered by this prospectus by an initial investor who is subject to United States federal income taxation.

The applicable prospectus supplement may also describe certain Canadian federal income tax consequences to investors described therein of acquiring securities offered by the prospectus.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

The Corporation Trust Company is our agent to receive service of process with respect to any action brought against us in the United States. The Corporation Trust Company is located at 1209 Orange Street, Wilmington, Delaware 19801.

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EXPERTS

Our consolidated financial statements as at December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to any offering of securities under this prospectus, certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Jenner & Block LLP, New York, New York, United States and certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by Dentons Canada LLP, Montreal, Quebec, Canada. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under the CBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful

Our by-laws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

The Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of our officers and directors by the underwriters against certain liabilities.

Item 9.	Exhibits.

The exhibits listed in the exhibits index, appearing elsewhere in this registration statement, have been filed as part of this registration statement.

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the registrant’s financial statements and related notes thereto.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

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(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 from Form F-1/A (File No. 333-219066) filed with the SEC on July 20, 2017)
5.1	Opinion of Dentons Canada LLP
10.8	2013 Stock Option Plan (incorporated by reference to Exhibit 10.8 from Form F-1/A (File No. 333-219066) filed with the SEC on July 20, 2017)
10.9	2017 Omnibus Plan (incorporated by reference to Exhibit 10.9 from Form F-1/A (File No. 333-219066) filed with the SEC on July 20, 2017)
23.1	Consent of KPMG LLP
23.2	Consent of Dentons Canada LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages to this registration statement)

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act and incorporated herein by reference.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Province of Quebec on this 5th day of October, 2018.

CLEMENTIA PHARMACEUTICALS INC.

By:	/s/ Clarissa Desjardins
Name: Clarissa Desjardins
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Clarissa Desjardins and Steve Forte, or any of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 5, 2018.

/s/ Clarissa Desjardins	President and Chief Executive Officer (Principal
Clarissa Desjardins	Executive Officer), Director

/s/ Steve Forte	Chief Financial Officer (Principal Financial and
Steve Forte	Accounting Officer) and Corporate Secretary

/s/ David Bonita	Chairman of the Board of Directors
David Bonita

/s/ Robert Heft	Director
Robert Heft

/s/ Allan Mandelzys	Director
Allan Mandelzys

/s/ Pierre Legault	Director
Pierre Legault

/s/ François Nader	Director
François Nader

/s/ Shawn Tomasello	Director
Shawn Tomasello
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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Clementia Pharmaceuticals Inc. in the United States, on October 5, 2018.

CLEMENTIA PHARMACEUTICALS USA INC.

By:	/s/ Steve Forte
Name: Steve Forte
Title: Chief Financial Officer
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